Exhibit 23.1

Consent of Independent Auditors

Computer Associates Savings Harvest Plan Committee
Computer Associates Savings Harvest Plan:

We consent to the incorporation by reference in the registration statements (Nos. 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 2-92355, 2-87495 and 2-79751) on Form S-8 of Computer Associates Savings Harvest Plan of Computer Associates International, Inc. of our report dated September 9, 2002, with respect to the statements of assets available for benefits as of March 30, 2002 and 2001, and the related statement of changes in assets available for benefits for the year ended March 30, 2002, and the related supplemental schedule of assets (held at end of year), which report appears in the March 30, 2002 annual report on Form 11-K of Computer Associates Savings Harvest Plan.

                                                                                                       /s/ KPMG LLP

New York, New York
September 25, 2002